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                                                       Exhibit 23A

BDO        BDO Seldman, LLP                1601 Market Street
           Accountants and Consultants     Philadelphia, Pennsylvania 19103-2311
                                           Telephone: (215) 241-1500
                                           Fax: (215) 977-8314



                       CONSENT OF INDEPENDENT ACCOUNTANTS

Provident American Corporation
Norristown, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (SEC File No. 33-43617 and SEC File No. 33-43615) of our report dated July 10, 1998, relating to the financial statements and schedules of Provident American Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                   /s/ BDO Seidman, LLP
                                   --------------------------
                                   BDO SEIDMAN, LLP


Philadelphia, PA
July 16, 1998